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                               TRUST AGREEMENT
                               _______________


     AGREEMENT, dated _______________, 199_, by and between Riggs National Corporation, a District of Columbia corporation having its principal office in Washington, D.C. (the "Company"), as settlor, and The Riggs National Bank of Washington, D.C., as trustee (the "Trustee").
     WHEREAS, the Company has adopted the Riggs National Corporation Supplemental Executive Retirement Plan and the Riggs National Corporation Split Dollar Life Insurance and Supplemental Death Benefit Plan for Senior Executive Officers (each a "Plan") which provide for the payment of benefits to certain present and former employees of the Company and certain of its subsidiaries and to beneficiaries designated by such employees (each such employee, and after his death his beneficiary or each of his beneficiaries, are hereinafter referred to as a "Participant").
     WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of creditors of the Company or any of its subsidiaries in the event of Insolvency of the Company or any of its subsidiaries, as herein defined, until paid to Plan Participants and their beneficiaries in such manner and at such times as specified in each Plan;
     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement under the Internal Revenue Code of 1986, as amended (the "Code") and shall not affect the status of each Plan as an unfunded plan maintained for
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the purpose of providing deferred compensation or death benefits for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and
     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under each Plan;
     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1. Establishment of Trust
                ______________________


     (a) Company hereby deposits $________________ with Trustee in trust, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
     (b) The Trust hereby established is revocable by Company; it shall become irrevocable upon a Change of Control, as defined herein.
     (c) The Trust is intended to be a grantor trust, of which Company and its subsidiaries are the grantors, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.
     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and its subsidiaries and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set
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forth.  Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.
Any rights created under each Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company and its subsidiaries. Any assets held by the Trust will be subject to the claims of general creditors of the Company and its subsidiaries under federal and state law in the event of insolvency, as defined in Section 3(a) herein.
     (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.
     (f) Notwithstanding subsection (e), upon a Change of Control, Company shall, as soon as possible, but in no event later than 30 days following the Change of Control, as defined herein, make irrevocable contributions, in cash or property of any kind, to the Trust in an amount that is sufficient (taking into account the then current value of any other assets held hereunder) to pay each Plan Participant who is a Designated Participant (as defined in the Supplemental Executive Retirement Plan) or beneficiary the benefits to which such Designated
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Participants or their beneficiaries would be entitled pursuant to the terms of each Plan as of day after the Change of Control occurred.

     Section 2.  Payments to Plan Participants and Their
                 _______________________________________
                 Beneficiaries.
                 _____________


     (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under each Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule.
 The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of each Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.
     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under each Plan shall be determined by Company or such party as it shall designate under each Plan, and any claim for such benefits shall be considered and reviewed
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under the procedures set out in each Plan.
     (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of each Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of each Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3.  Trustee Responsibility Regarding Payments To
            ____________________________________________
            Trust Beneficiary When Company or Any of Its
            ____________________________________________
            Subsidiaries is Insolvent.
            _________________________


     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company or any of its subsidiaries is Insolvent. Company or any of its subsidiaries shall be considered "Insolvent" for purposes of this Trust Agreement if Company or any of its subsidiaries (i) is unable to pay its debts as they become due, (ii) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) is determined to be insolvent by [any federal or state banking authority to which it is subject].
     (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the
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Trust shall be subject to claims of general creditors of Company and its subsidiaries under federal and state law as set forth below.

          (1) The Board of Directors and the Chief ExecutiveOfficer of Company shall have the duty to inform Trustee in writing of Insolvency of Company or any of its subsidiaries. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company or any of its subsidiaries has become Insolvent, Trustee shall determine whether Company or any of its subsidiaries is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.
          (2) Unless Trustee has actual knowledge of Insolvency of Company or any of its subsidiaries, or has received notice from Company or a person claiming to be a creditor alleging that Company or any of its subsidiaries is Insolvent, Trustee shall have no duty to inquire whether Company or any of its subsidiaries is Insolvent. Trustee may in all events rely on such evidence concerning solvency of Company or any of its subsidiaries as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning solvency of Company or any of its subsidiaries.
          (3) If at any time Trustee has determined that Company or any of its subsidiaries is Insolvent, Trustee shall
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     discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of general creditors of Company or its subsidiaries, as the case may be. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under each Plan or otherwise.
          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company or any of its subsidiaries is not Insolvent (or is no longer Insolvent).
     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of each Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4. Payments to Company.
                ___________________

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     Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits has been made to Plan participants and their beneficiaries pursuant to the terms of each Plan.

     Section 5. Investment Authority.
                ____________________

     (a) Trustee shall have, with respect to the Trust, power in its discretion to invest and reinvest in any property, real, personal or mixed, wherever situated, foreign or domestic, including, without limitation, common and preferred stocks (including stock of the Company), bonds, notes and debentures (including obligations of the Company); leaseholds; mortgages (including, without limitation, any collective or part interest in any bond and mortgage or note and mortgage); certificates of deposit; insurance policies and contracts; and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto). All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that, with respect to Trust assets, voting rights will be exercised by, and dividend rights will rest with, the Company;

provided, however, that the investment authority exercised by the Trustee
________  _______
hereunder shall be
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subject to any written investment policy guidelines (which may include asset classes specified therein) delivered by the Company to the Trustee.
     (b) Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     Section 6. Disposition of Income.
                _____________________

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7.  Accounting by Trustee.
                 _____________________

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Trustee shall maintain separate accounts for each Plan and for each Participant of each such Plan; provided, however, that the
                                            ________  _______
maintenance of such separate accounts shall not affect the ability of the Trustee to invest Trust assets on a collective basis. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee,
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Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8.  Responsibility of Trustee.
                 _________________________

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of each Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.
     (b)  If Trustee undertakes or defends any litigation arising
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in connection with this Trust (other than any litigation resulting from the gross negligence or willful neglect of the Trustee), Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.
     (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.
     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and charge the reasonable fees and expenses of such persons against the assets of the Trust (unless paid by Company).
     (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy, other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
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     (f)  Notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.
     (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9. Compensation and Expenses of Trustee.
                ____________________________________

     Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10. Resignation and Removal of Trustee.
                 __________________________________

     (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.
     (b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.
     (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notices of
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resignation, removal or transfer, unless Company extends the time limit.
     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11. Appointment of Successor.
                 ________________________

     If Trustee resigns or is removed in accordance with Section 10 hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.
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     Section 12. Amendment or Termination.
                 ________________________

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of each Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.
     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to any benefits pursuant to the terms of each Plan unless sooner revoked in accordance with
Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

     Section 13. Miscellaneous
                 _____________

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the District of Columbia, to the extent not preempted by federal law.
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     (d)  For purposes of this Trust Agreement, "Change of Control" means a sale of substantially all of the Corporation's assets or the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Securities Act of 1933 (the "Act"), or of record, of securities of the Corporation representing twenty-five percent (25%) or more in the aggregate voting power of the Corporation's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the Act), including any corporation or group of associated persons acting in concert, other than (i) the Corporation or its subsidiaries and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) of the Corporation or of its subsidiaries, including a trust established pursuant to any such plan; provided, that a Change of Control will not result from (A) a
               ________
transfer of the Corporation's voting securities by a person who is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the voting securities of the Corporation (a "25 Percent Owner") to (i) a member of such 25 Percent Owner's immediate family (within the meaning of Rule 16a-1(e) of the Act) either during such 25 Percent Owner's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which the 25 Percent Owner or a member (or members) of 25 Percent Owner's immediate family (within the meaning of Rule 16a-1(e) of the Act)
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is the beneficiary; (iii) any trust as to which the 25 Percent Owner is the settlor with sole power to revoke; or (iv) any entity over which such 25 Percent Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract, or otherwise; or (v) any charitable trust, foundation or corporation under Section 501 (c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), which is funded by the 25 Percent Owner; or (B) the acquisition of voting securities of the Corporation by either (i) a person who was a 25 Percent Owner on the effective date of the Plan or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection.
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     IN WITNESS WHEREOF, Riggs National Corporation and The Riggs National
Bank of Washington, D.C. have executed this Agreement of Trust as of the day and year first above written.


ATTEST:                         RIGGS NATIONAL CORPORATION



_____________________________    BY:  ____________________________
[Title]                              [Title]

Dated:  _________________



ATTEST:                         THE RIGGS NATIONAL BANK OF
                                  WASHINGTON, D.C.
                              as Trustee


____________________________     BY:  ____________________________
[Title]                              [Title]

Dated:  _________________
                                    - 17 -